August 3, 2023

Vikram Grover
CEO
FOMO WORLDWIDE, INC.
831 W North Ave.
Pittsburgh, PA 15233

To Energy Intelligence Center LLC and Diamond Technology Solutions LLC:

This is notice that FOMO WORLDWIDE, INC., 100% owner of EIC and DTS, is transferring 100% of the assets of EIC, including its tech install group vehicles, equipment, tools, and supplies, employee contracts, and critical trade payables, vendor agreements, and employment agreements, and all intellectual property and Web properties, to DTS. The transfer price is $1 payable in cash or accruals between EIC and DTS.

Vikram Grover
CEO
FOMO WORLDWIDE, INC.